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                                                                   Exhibit 21.1

                            UTSTARCOM SUBSIDIARIES

                                                            Place of Incorporation
Name                                                           or Organization
----                                                        ----------------------
UTStarcom China Co., Ltd. (UTSC)...........................         China
UTStarcom (Hangzhou) Communications Co., Ltd. (HUTS).......         China
Advanced Communication Devices Corporation (ACD)...........       California

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